STANDISH, AYER & WOOD INVESTMENT TRUST
                              One Financial Center
                           Boston, Massachusetts 02111

                           Certificate of Designation

      The undersigned, being a Vice President of Standish, Ayer & Wood Investment Trust (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated August 13, 1986, as amended (as so amended, the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on October 13, 2000 the Declaration of Trust is amended as set forth in this Certificate of Designation.

      A. There is hereby established and designated four additional Series of the Trust:

      o     Standish Crossover Bond Fund

      o     Standish Opportunistic High Yield Fund

      o     Standish Opportunistic Emerging Markets Debt Fund

      o     Standish High Yield Bond Fund

            Each series is referred to herein as the "Fund" and collectively as the "Funds."

      B. The beneficial interest in each Fund shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the respective Fund. The Shares of each Fund shall have the following rights and preferences:

            1. Assets Belonging to the Fund. Any portion of the Trust Property allocated to the Fund, and all consideration received by the Trust for the issue or sale of Shares of the Fund, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the Fund and shall irrevocably belong to the Fund for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of any other Fund who are not Shareholders of the Fund shall not have, and shall be conclusively deemed to have waived, any claims to the assets of the Fund. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to the Fund as provided in the following sentence, are herein referred to collectively as "Fund-Assets" of the Fund, and as assets "belonging to" the Fund. In the event that there are any assets, income,

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      earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Fund (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to the Fund shall belong to and be part of the Fund Assets of the Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all the Funds for all purposes.

            2. Liabilities of the Fund. The assets belonging to the Fund shall be charged with the liabilities in respect of the Fund and all expenses, costs, charges and reserves attributable to the Fund, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to the Fund are herein referred to as "liabilities of" the Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all the Funds or all purposes. Any creditor of the Fund may look only to the assets of the Fund to satisfy such creditor's debt.

            3. Dividends. Dividends and distributions on Shares of the Fund may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of the Fund, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the Fund, as the Trustees may determine, after providing for actual and accrued liabilities of the Fund. All dividends and distributions on Shares of the Fund shall be distributed pro rata to the Shareholders of the Fund in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been receive by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of the Fund or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (8) hereof.


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            4. Liquidation. In the event of the liquidation or dissolution of the Trust or the liquidation of the Fund, the Shareholders of the Fund shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of the Fund. The assets so distributable to the Shareholders of the Fund shall be distributed among such Shareholders in proportion to the number of Shares of the Fund held by them and recorded on the books of the Trust. The Fund or class thereof may be terminated by either (i) the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting or action of Shareholders of the Fund or class thereof; provided, however, that if such termination is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient to authorize such liquidation, or (ii) notice to Shareholders of the Fund or class by means of an instrument in writing authorized by a majority of the Trustees, stating that a majority of the Trustees has determined that the continuation of the Fund or class thereof is not in the best interest of the Shareholders of the Fund or class as a result of factors or events adversely affecting the ability of the Fund or class to conduct its business in an economically viable manner. Such factors and events may include (but are not limited to) the inability of the Fund or class to maintain its assets at an appropriate size, changes in laws or regulations governing the Fund or class or affecting assets of the type in which the Fund invests or economic developments or trends having a significant adverse impact on the business or operation of the Fund or class.

            5. Voting. The Shareholders shall have the voting rights set forth in or determined under Article 7 of the Declaration of Trust.

            6. Redemption by Shareholder. Each holder of Shares of the Fund shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of the Fund at a redemption price equal to the net asset value per Share of the Fund next determined in accordance with subsection (8) hereof after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the Fund at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of the Fund to require the Trust to redeem Shares of the Fund during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended (the "1940 Act").

            7. Redemption at the Option of the Trust. Each Share of the Fund shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (6) hereof: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Fund, or (ii) upon such other conditions with respect to


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      maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Fund. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

            8. Net Asset Value. The net asset value per Share of the Fund at any time shall be the quotient obtained by dividing the value of the net assets of the Fund at such time (being the current value of the assets belonging to the Fund, less its then existing liabilities) by the total number of Shares of the Fund then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The Trustees may determine to maintain the net asset value per Share of the Fund at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the Fund as dividends payable in additional Shares of the Fund at the designated constant dollar amount and for the handling of any losses attributable to the Fund. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the Fund his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of the Fund to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Fund shall be deemed to have expressly agreed, by his investment in the Fund, to make the contribution referred to in the preceding sentence in the event of any such loss.

            9. Transfer. All Shares of the Fund shall be transferable, but transfers of Shares of the Fund will be recorded on the Share transfer records of the Trust applicable to the Fund only at such times as Shareholders shall have the right to require the Trust to redeem Shares of the Fund and at such other times as may be permitted by the Trustees.

            10. Equality. All Shares of the Fund shall represent an equal proportionate interest in the assets belonging to the Fund (subject to the liabilities of the Fund), and each Share of the Fund shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (3) hereof that may exist with respect to dividends and distributions on Shares of the Fund. The Trustees may from time to time divide or combine the Shares of the Fund into a greater or lesser number of Shares of the Fund without thereby changing the proportionate beneficial interest in the assets belonging to the Fund or in any way affecting the rights of the holders of Shares of any other Fund.

            11. Rights of Fractional Shares. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligation with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Fund.

            12. Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of the


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      Fund shall have the right to convert said Shares into Shares of one or more other Funds in accordance with such requirements and procedures as the Trustees may establish.

            13. Master/Feeder. Notwithstanding any other provisions herein or in the Declaration of Trust as applicable to the Fund, the Trustees shall have full power in their discretion, without any requirement of approval by shareholders of the Fund, to invest part or all of the Fund Assets, or to dispose of parts or all of the Fund Assets and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the Commonwealth of Massachusetts any other state or jurisdiction) which is classified as a partnership for Federal income tax purposes.

            14. Multiple Class. Notwithstanding any other provisions herein or in the Declaration of Trust as applicable to the Fund, the Trustees shall have full power and authority in their discretion, without any requirement of approval by shareholders of the Fund, to establish and designate, and to change, in any manner Shares of any classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Shares which have previously been issued by the Fund and are currently outstanding in a manner materially adverse to the Shareholders of such Shares without a Majority Shareholder Vote of such Shareholders); to divide or combine the Shares of any classes into a greater or lesser number; to classify or reclassify any unissued Shares of any class into one or more classes of Shares; and to abolish any one or more classes of Shares. The assets belonging to the Fund shall be charged with the liabilities of the Fund and all expenses, costs, charges and reserves attributable to the Fund, except that liabilities and expenses allocated solely to a particular class shall be borne by that class. All dividends and other distributions on Shares of the Fund shall be distributed pro rata to the Shareholders of the Fund in proportion to the number of Shares of the Fund they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular class of the Fund. The net asset value per Share of any class shall be determined in the same manner that net asset value per Share of any Fund is determined in accordance with subparagraph (h) of Section 6.2 of the Declaration of Trust. If the Shares of the Fund are divided into separate classes, each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders shall be submitted to a separate vote of the outstanding shares of each class; provided that (a) when required by the Declaration of Trust or by the 1940 Act, Shares shall be voted in the aggregate and not by an individual class, and (b) when the Trustees have determined that the matter affects the interests of more than one class, then the Shareholders of all such classes shall be entitled to vote thereon. Each Shareholder of any class shall be entitled to the same voting powers and rights as are the Shareholders of any Series, including the requirements for quorum and shareholder action, as are set forth in the Declaration of Trust. In addition to the powers set forth in Section 5.2 of the Declaration of Trust, the Trustees shall also have the power and authority to enter into any one or more contracts with any one or more Contracting Party to provide for the performance and assumption of some or all of the services, duties and responsibilities set


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      forth in subparagraphs (a) through (g) of Section 5.2 of the Declaration of Trust to, for or on behalf of any class, as the Trustees may deem appropriate. To the extent necessary to accommodate the creation of multiple classes of Shares, any other provision of the Declaration of Trust which refers specifically to a Fund or Series shall also refer to a class, as context requires.

            15. Amendment, etc. Subject to the provisions and limitations of
      Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the Vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Fund, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Fund outstanding and entitled to vote, without regard to the other Series.

            16. Incorporation of Defined Terms. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of The Commonwealth of Massachusetts.

      The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 13th day of October, 2000.

                                          By: /s/ Anne P. Herrmann
                                              ---------------------------
                                          Name: Anne P. Herrmann
                                          Its:  Vice President


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                                 ACKNOWLEDGMENT

                            M A S S A C H U S E T T S

SUFFOLK, SS.:                                         October 13, 2000

Then personally appeared the above-named Vice President of Standish, Ayer & Wood Investment Trust and acknowledged the foregoing instrument to be her free act and deed.

      Before me,


                                                /s/ Rosalind J. Lillo
                                                Notary Public

                                          My commission expires: 5/4/01


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